EXHIBIT 10.18

STOCK PURCHASE AGREEMENT

THIS AGREEMENT is made and entered into as of the 20th day of February 2003 by and between Intuit Insurance Services Inc. (“Seller”) and InsWeb Corporation, a Delaware corporation (the “Company”).

RECITALS

A.                                   Seller is the owner of 1,169,898 shares of Common Stock, $0.001 par value, of the Company (the “Shares”);

B.                                     Seller desires to sell the Shares and has offered the Shares for sale to the Company; and

C.                                     The Company is willing to purchase the Shares on the terms and conditions set forth herein.

NOW, THEREFORE, the parties agree as follows:

1.                                       Purchase and Sale of the Shares.

(a)                                  Subject to the terms and conditions hereof, Seller agrees to sell, and the Company agrees to purchase, the Shares at a purchase price per share of one dollar, seventy cents ($1.70).

(b)                                 The closing of the sale and purchase of the Shares shall take place on February 24, 2003, or as soon thereafter as practicable (the “Closing Date”).  On the Closing Date, the Company will deliver to Seller the purchase price for the Shares, payable by wire transfer of funds to the bank account of Seller, against delivery by Seller of a stock certificate or certificates representing the Shares duly endorsed for transfer, or accompanied by an assignment separate from certificate duly executed by Seller, in either case with Seller’s signature guaranteed by a bank, trust company or brokerage firm that is a participant in the Securities Transfer Agents Medallion Program.

2.                                       Representations and Warranties of Seller.  Seller represents and warrants to the Company as follows:

(a)                                  Seller has the full right, power and authority to enter into this Agreement and to sell, transfer and deliver the Shares pursuant hereto.

(b)                                 This Agreement has been duly executed and delivered by Seller and constitutes the valid and binding obligation of Seller, enforceable in accordance with the terms.

(c)                                  Seller has, and will on the Closing Date have, good and marketable title to the Shares, free and clear of any security interest, mortgage, pledge, lien, charge, claim, equity or encumbrance of any kind; and upon delivery of the Shares and payment of the purchase price therefor as contemplated by this Agreement, the Company will receive good and marketable title to the Shares, free and clear of any security interest, mortgage, pledge, lien, charge, claim, equity or encumbrance of any kind.

(d)                                 Seller acknowledges that the sale of the Shares hereunder has not been solicited or induced by any action by or on behalf of the Company or by any representations made by or on behalf of the Company with respect to the Company, its business or prospects.  Seller acknowledges that its decision to sell the Shares is based upon its own business objectives and its own evaluation of the value of the Shares and the risks and merits of the Company’s business and prospects, including the possibility that the value of the Shares may increase materially in the future.

3.                                       Representations and Warranties of the Company.  The Company represents and warrants to Seller as follows:

(a)                                  The Company has the full right, power and authority to enter into this Agreement and to purchase the Shares pursuant hereto.  The execution and delivery of this Agreement by the Company and the purchase of the Shares hereunder have been duly authorized by all requisite corporate action and do not and will not conflict with or constitute a breach of, or default under, any agreement or instrument to which the Company is a party or by which the Company may be bound, nor will such action result in any violation of the charter or bylaws of the Company or any applicable law, statute, rule, regulation, judgment, order, writ or decree of any governmental authority having jurisdiction over the Company or its properties.

(b)                                 This Agreement has been duly executed and delivered by the Company and constitutes the valid and binding obligation of the Company, enforceable in accordance with its terms.

4.                                       Miscellaneous.

(a)                                  This Agreement shall be governed in all respects by the laws of the State of California as such laws are applied to agreements between California residents entered into and to be performed entirely within California.

(b)                                 This Agreement constitutes the full and entire understanding and agreement between the parties with respect to the subject matter hereof.

(c)                                  This Agreement may be executed in counterparts, each of which shall be deemed an original document, but all of which shall constitute one and the same document.

(d)                                 If the Company issues a press release announcing the sale of Shares by the Seller to the Company, it must be approved by both parties and must be issued following the execution of this Agreement.

IN WITNESS WHEREOF, the parties have caused their respective duly authorized representative to execute this Agreement as of the date set forth above.

INTUIT INSURANCE SERVICES, INC.		INSWEB CORPORATION

BY:	/S/ LINDA FELLOWS	BY:	/S/ WILLIAM D. GRIFFIN

TITLE:	VICE PRESIDENT	TITLE:	CHIEF FINANCIAL OFFICER